Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Onto Innovation, Inc. Nonqualified Deferred Compensation Plan of our reports dated February 25, 2025, with respect to the consolidated financial statements of Onto Innovation, Inc. and the effectiveness of internal control over financial reporting of Onto Innovation, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey
November 21, 2025